SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[ ] Definitive Additional Materials
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Hauppauge Digital, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]
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HAUPPAUGE DIGITAL, INC.
91 Cabot Court
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 25, 2005
______________________________________

To the Stockholders of Hauppauge Digital, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Hauppauge Digital, Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices at 91 Cabot Court, Hauppauge, New York 11788 on July 25, 2005 at 10:00 a.m., local time, for the following purposes:

1.
To elect a Board of six (6) directors to fill the (6) vacancies that will be created by the expiration of the term of the directors whose term expire at the Meeting, and by the reduction in size of the Board to six (6) directors.

2.	To transact such other business as may properly come before the Meeting.

Only stockholders of record at the close of business on June 17, 2005 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

By Order of the Hauppauge Digital, Inc.
Board of Directors

Kenneth Plotkin
Chairman of the Board,
Chief Executive Officer,
President and Chief Operating Officer

Hauppauge, New York
June 29, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF HAUPPAUGE DIGITAL, INC., AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

HAUPPAUGE DIGITAL, INC.
91 Cabot Court
Hauppauge, New York 11788
_____________________

PROXY STATEMENT
_____________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This Proxy Statement is being mailed to all stockholders of record of Hauppauge Digital, Inc. (the "Company") at the close of business on June 17, 2005 in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's executive offices at 91 Cabot Court, Hauppauge, New York 11788 on July 25, 2005, at 10:00 a.m., local time, or any adjournment thereof. The Proxy and this Proxy Statement were first mailed to stockholders on or about June 29, 2005.

All shares represented by Proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the instructions specified in such Proxies. Proxies so received without specified instructions will be voted FOR the nominees named in the Proxy to the Company's Board of Directors. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that Proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The total number of shares of common stock of the Company (the “Common Shares”) outstanding and entitled to vote as of June 17, 2005 was 9,493,811. The Common Shares are the only class of securities of the Company entitled to vote on matters presented to the stockholders of the Company, each share being entitled to one non-cumulative vote. A majority of the Common Shares outstanding and entitled to vote as of June 17, 2005, or 4,746,906 Common Shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on June 17, 2005 will be entitled to vote.

With regard to the election of directors, votes may be cast in favor or withheld. Directors shall be elected by a plurality of the votes cast for such individuals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with the Company a written notice of revocation or a fully executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a stockholder who attends the Meeting need not revoke a Proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended Proxies should be sent to the Company at 91 Cabot Court, Hauppauge, New York 11788, Attention: Corporate Secretary.

The Proxy is being solicited by the Company's Board of Directors. The Company will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company's shares. Solicitations will be made primarily by mail, but certain directors, officers or employees of the Company may solicit Proxies in person or by telephone, telecopier or telegram without special compensation.

A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose for a period of ten days prior to the Meeting, at the offices of the Company, 91 Cabot Court, Hauppauge, New York 11788, and also during the Meeting for inspection by any stockholder who is present. To contact the Company, stockholders should call (631) 434 1600.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information for the fiscal years ended September 30, 2004, 2003, and 2002 concerning the compensation of Kenneth Plotkin, Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Vice President of Marketing, and Director of the Company, Dean Cirielli, President and Chief Operating Officer of the Company until September 3, 2004, John Casey, Vice President of Technology of the Company and Gerald Tucciarone, Chief Financial Officer and Treasurer of the Company. No other Executive Officer of the Company had a combined salary and bonus in excess of $100,000 for the fiscal year ended September 30, 2004.

			Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other annual Compensation	Common Shares Underlying Options Granted
Kenneth Plotkin Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Vice President of Marketing, and Director (1)	2004 2003 2002	$180,000 $180,000 $180,000	-0- -0- -0-	$11,567(2) $8,748(2) $6,000(2)	5,000 10,000 10,000
Dean Cirielli Former President, Chief Operating Officer (3)	2004 2003 2002	$168,269 $175,000 $70,000	-0- -0- -0-	-0- -0- -0-	5,000 -0- 50,000
John Casey Vice President of Technology	2004 2003 2002	$143,495 $133,913 $130,000	-0- -0- $5,000	-0- -0- -0-	-0- 30,000 10,000
Gerald Tucciarone Chief Financial Officer and Treasurer	2004 2003 2002	$138,706 $130,995 $124,866	-0- -0- -0-	-0- -0- -0-	-0- 30,000 10,000

(1)	Effective September 27, 2004, Mr. Plotkin was appointed to serve as President and Chief Operating Officer of the Company.

(2)	Represents non-cash compensation in the form of the use of a car and related expenses.

(3)	Mr. Cirielli joined the Company on May 1, 2002 and resigned from all positions held with the Company effective September 3, 2004.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning individual grants of stock options granted during the fiscal year ended September 30, 2004:

Name	Number of Common Shares Underlying Option Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Grant Present Value ($)
Kenneth Plotkin	5,000	3.8%	$3.32	August 2014	$6,300
Dean Cirielli	5,000	3.8%	$3.02	August 2014	$6,300
John Casey	-0-	-0-	-0-	-	-0-
Gerald Tucciarone	-0-	-0-	-0-	-	-0-

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

The following table sets forth certain information concerning Common Shares acquired on the exercise of stock options and the value of stock options unexercised as of September 30, 2004:

Name	Number of Common Shares Acquired on Exercise	Realized Value	Number of Common Shares Underlying Unexercised Options at September 30, 2004 Exerciseable/Unexercisable	Value of Unexercised In-the- Money Options at September 30, 2004 Exerciseable/Unexerciseable
Kenneth Plotkin	170,000	$540,858	250,000/135,000	$436,874/$257,065
Dean Cirielli	-0-	-0-	25,000/30,000	$56,675/$21,450
John Casey	4,000	$10,000	68,500/20,000	$103,925/$21,450
Gerald Tucciarone	-0-	-0-	54,000/20,000	$59,085/$52,800

Compensation of Directors

Effective May 16, 2003, the Board of Directors resolved to pay an annual retainer of $10,000 (to be paid in quarterly installments in advance) to each non-employee Director and $1,000 for each Board of Directors meeting or Committee meeting he/she attends in person and $250 if he /she attends by telephone.

Effective May 3, 2004, the Board of Directors resolved to pay an annual retainer of $20,000 (to be paid in quarterly installments in advance) to each non-employee Director and $1,500 for each Board of Directors meeting or Committee meeting he/she attends in person. No additional compensation will be paid for participation in telephone conferences, as these are included as part of the retainer payments.

On August 9, 2004, each of Mr. Page, Dr. Nadel, Mr. Payan and Mr. Siegel was granted an option to purchase 7,500 shares of Common Stock of the Company, at an exercise price of $3.02 per share (for the purposes of the Company’s 2003 Performance and Equity Incentive Plan, the fair market value of the Company’s Common Stock as of August 9, 2004 was $3.02 per share). Such options are exercisable immediately and such options are not intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code.

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

As of January 10, 1998, after the expiration of a prior employment agreement with the Company, Kenneth Plotkin entered into an employment agreement (the "1998 Employment Agreement") with the Company to serve in certain offices of the Company. The 1998 Employment Agreement provided for a three-year term, which term automatically renews from year to year thereafter unless otherwise terminated by the Board of Directors or the executive. The 1998 Employment Agreement provided for an annual base salary of $125,000 during the first year, $150,000 during the second year, and $180,000 during the third year. For each Annual Period (as defined in the 1998 Employment Agreement) thereafter, the 1998 Employment Agreement provides that compensation shall be as mutually determined between the Company and the executive, but not less than that for the preceding Annual Period. In addition, the 1998 Employment Agreement provides for a bonus to be paid as follows: an amount equal to 2% of the Company's earnings, excluding earnings that are not from operations and before reduction for interest and income taxes ("EBIT"), for each fiscal year starting with the year ended September 30, 1998, provided that the Company's EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT, and if not, then 1% of the Company's EBIT. The determination of EBIT shall be made in accordance with the Company's audited filings with the Securities and Exchange Commission on its Form 10-KSB or Form 10-K. Pursuant to the 1998 Employment Agreement, on January 21, 1998, incentive stock options to acquire a total of 90,000 Common Shares were granted to Mr. Plotkin, exercisable, beginning on January 21, 1999, in increments of 33 1/3% per year at $2.544 per share. Each increment of these options expires five (5) years after it first becomes exercisable. Also on January 21, 1998, pursuant to the 1998 Employment Agreement, non-qualified options to acquire a total of 60,000 Common Shares were granted to Mr. Plotkin, exercisable immediately for a period of ten (10) years. These options expire as of January 20, 2008. Options granted under the 1998 Incentive Stock Option Plan shall become immediately vested and exercisable in the event of a Change in Control (as defined in the 1998 Incentive Stock Option Plan). The 1998 Employment Agreement further provides for disability benefits, the obligation of the Company to pay the premiums on a term life insurance policy or policies in the amount of $500,000 on the life of Mr. Plotkin owned by Mr. Plotkin or his spouse, or a trust for his respective benefit or for the benefit of his family, a car allowance of $500 per month, reasonable reimbursement for automobile expenses, and medical insurance as is standard for executives of the Company. The 1998 Employment Agreement further provides that the Company may apply for and own life insurance on the life of Mr. Plotkin for the benefit of the Company, in such amounts as the Board of Directors of the Company may from time to time determine. As set forth in the 1998 Employment Agreement, the Company shall pay the premiums as they become due on any such insurance policies, and all dividends and any cash value and proceeds on such insurance policies shall belong to the Company. In the event of a termination of employment associated with a Change in Control of the Company (as defined in the 1998 Employment Agreement), a one-time bonus shall be paid to the executive equal to three times the amount of the executive's average annual compensation (including salary, bonus and benefits, paid or accrued) received by him for the thirty-six month period preceding the date of the Change of Control.

As of May 1, 2002, Dean Cirielli entered into an Employment Agreement with the Company (the "Cirielli Employment Agreement"). The Cirielli Employment Agreement provides for a two-year term, unless terminated earlier by either Mr. Cirielli or the Company. The Cirielli Employment Agreement provides that Mr. Cirielli shall be paid an annual salary of $175,000 for the first year of the Cirielli Employment Agreement, with annual performance evaluations and upward adjustments as determined by the Compensation Committee of the Board of Directors, based on his performance. In addition, the Cirielli Employment Agreement provides that he shall also receive a yearly bonus totaling one percent of the operating income of the Company, provided that earnings are at least 120% of the prior fiscal year's earnings. Pursuant to the Cirielli Employment Agreement, Mr. Cirielli was granted an option to purchase 50,000 shares of Common Stock of the Company, on May 1, 2002 at an exercise price of $1.81 per share (for the purposes of the Company’s 2000 Performance and Equity Incentive Plan, the fair market value of the Company’s Common Stock on May 1, 2002 was $1.81 per share). Such options are exercisable to the extent of 12,500 shares on each of May 1, 2003, 2004, 2005 and 2006, with each installment being exercisable over a ten year period commencing on the date of grant of the options; and that such options are not intended to qualify as incentive stock options, as defined in section 422 of the Internal Revenue Code, as amended. All outstanding options as of the date such Change in Control (as defined in the Company’s 2000 Performance and Equity Incentive Plan) shall become fully exercisable and vested, unless the terms of the award provide otherwise. Pursuant to the Cirielli Employment Agreement, the Company and Mr. Cirielli entered into a Relocation Package Agreement providing for, amongst other things, a relocation reimbursement of no more than $100,000. Such relocation reimbursement shall be paid as follows:

(i)
50% of the Relocation Costs (as defined in his Relocation Package Agreement) or $50,000 (whichever is lower) on or before he physically and permanently relocates to Long Island, NY, such date to be the date of signing a definitive sale and purchase agreement to either sell his existing residence or buy a house in the Long Island area, NY, whichever is earlier (the "Relocation Date"),

(ii)	25% of the Relocation Costs or $25,000 (whichever is lower) on the first anniversary of the Relocation Date and

(iii)	25% of the Relocation Costs or $25,000 (whichever is lower) on the second anniversary of the Relocation Date.

Effective September 3, 2004, Mr. Cirielli resigned from all offices and positions held with the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, to the knowledge of the Company based solely upon records available to it, certain information as of June 17, 2005 regarding the beneficial ownership of the Company's Common Stock (i) by each person who the Company believes to be the beneficial owner of more than 5% of its outstanding Common Stock, (ii) by each current director, (iii) by each person listed in the Summary Compensation Table under "Executive Compensation" and (iv) by all current executive officers and directors as a group:

Name of Management Person and Name and Address of Beneficial Owner	Number	Percent
Laura Aupperle 23 Sequoia Drive Hauppauge, NY 11788	999,030(2)(3)(4)(6)	10.5%
Kenneth Plotkin 91 Cabot Court Hauppauge, NY 11788	832,100(1)(4)(5)(7)	8.8%
Dorothy Plotkin 91 Cabot Court, Hauppauge, NY 11788	560,060(1)(4)(7)	5.9%
John Casey	163,200(8)	1.7%
Bernard Herman	56,494(9)	*
Gerald Tucciarone	69,500(10)	*
Steven J. Kuperschmid	37,500(11)	*
Robert S. Nadel	22,500(12)	*

Christopher G. Payan	22,500(12)	*
Seymour G. Siegel	22,500(12)	*
Neal Page	17,900(13)	*
Dean Cirielli	0	*
Directors and executive officers as a group (9 persons)	1,244,694(1)(4)(5)(8) (9)(10)(11)(12)(13)	13.1%
_______________________________
* Less than one (1%) percent.

(1)
Dorothy Plotkin, wife of Kenneth Plotkin, beneficially owns 560,060 Common Shares or 5.9% of the outstanding Common Shares. Ownership of Common Shares by Mr. Plotkin does not include ownership of Common Shares by Mrs. Plotkin and ownership of Common Shares by Mrs. Plotkin does not include ownership of Common Shares by Mr. Plotkin.

(2)	To the Company's knowledge, Laura Aupperle, the widow of Kenneth R. Aupperle, beneficially owns 999,030 Common Shares, or 10.5% of the outstanding Common Shares.

(3)
The Company is unaware of any filings made by Laura Aupperle or the Estate of Kenneth R. Aupperle with the SEC with respect to ownership of such shares. The Company has assumed that any securities of the Company, which were assumed by the Company to have been previously beneficially owned by the Estate of Kenneth R. Aupperle, are now beneficially owned by Laura Aupperle.

(4)
One presently exercisable warrant has been issued for 120,000 Common Shares to LADOKK Realty Co. ("LADOKK"), a partnership, which prior to Mr. Aupperle's death, consisted of Kenneth Plotkin, Dorothy Plotkin, Kenneth Aupperle and Laura Aupperle. Mr. Plotkin expressly disclaims any percentage interest in the warrant other than that which represents his percentage interest in the partnership, which is equal to 30,000 Common Shares. The Company has assumed that Laura Aupperle now owns the interest which Mr. Aupperle formerly had in LADOKK.

(5)
Includes 105,400 Common Shares issuable upon the exercise of non-qualified options which are currently exercisable or exercisable within 60 days and 92,100 Common Shares issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 7,500 Common Shares issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(6)
Does not include 50,000 Common Shares, in the aggregate, owned by Mr. Aupperle's brother, as custodian for each of Mrs. Aupperle's minor children (25,000 Common Shares to each minor child) under the New York Uniform Gifts to Minors Act.

(7)
Does not include 18,000 shares of Common Shares owned by the Plotkins' adult daughter. Does not include 4,000 Common Shares, owned by Mr. Plotkin's father as custodian for the Plotkins' minor child under the New York Uniform Gifts to Minors Act. Each of Mr. and Mrs. Plotkin disclaim beneficial ownership of all such 22,000 Common Shares.

(8)
Includes 65,000 Common Shares issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 27,500 Common Shares issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(9)	Includes 37,500 Common Shares issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days.

(10)
Includes 64,500 Common Shares issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 27,500 Common Shares issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(11)	Includes 37,500 Common Shares issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days.

(12)
Includes 22,500 Common Shares issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days. Does not include 5,000 Common Shares issuable upon the exercise of non-qualified stock options which are currently unexercisable or not exercisable within 60 days.

(13)
Includes 17,500 Common Shares issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days. Does not include 5,000 Common Shares issuable upon the exercise or non-qualified stock options which are currently unexercisable or not exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company occupies a facility located in Hauppauge New York and uses it for executive offices and for the testing, storage and shipping of the Company's products. In February 1990, Hauppauge Computer Works, Inc., a wholly-owned subsidiary of the Company ("HCW"), entered into a lease, as amended (the "1990 Lease"), with Ladokk Realty Co., a real estate partnership which is principally owned by Kenneth Plotkin, the Company's Chairman of the Board, Chief Executive Officer, and Vice President of Marketing and the holder of approximately 8.8% of the Company's Common Shares as of June 17, 2005, Dorothy Plotkin, the wife of Kenneth Plotkin, holder of approximately 5.9% of the Company's Common Shares as of June 17, 2005 and Laura Aupperle, believed by the Company to be the holder of approximately 10.5% of the Company's Common Shares, including Common Shares attributed to the Estate of Kenneth R. Aupperle. Ladokk Realty Co., LLC is the successor to Ladokk Realty Co. As of February 2004, the 1990 Lease provided for annual rent of approximately $454,000, payable monthly, and subject to 5% annual increases effective February 1st of each year. The Company was also obligated to pay real estate taxes and operating costs of maintaining the premises subject to the 1990 Lease. Until February 17, 2004, the premises subject to such lease were subject to two mortgages guaranteed by the Company. On February 17, 2004, HCW and Ladokk terminated the 1990 Lease and HCW entered into a new lease agreement with Ladokk Realty Co., LLC. The current lease term is for five years and terminates on February 16, 2009. The annual rent under the 2004 Lease is $360,000, payable monthly. The Company is also obligated to pay real estate taxes and operating costs of maintaining the premises subject to such lease. Concurrently with the new lease, Ladokk completed a refinancing of its mortgages, and the new lender did not require the Company to sign a guarantee. Accordingly, the Company no longer guarantees the landlord's mortgages.

The Company's Audit Committee is in the process of evaluating the February 17, 2004 lease.

On December 17, 1995 in connection with a re-negotiation of the lease term of the 1990 Lease, the Company granted options to purchase 120,000 shares to Ladokk at an exercise price of $1.905 per share, which are exercisable through the lease term. The market price of the option equaled the exercise price at the date of the grant. The effect of imputing the fair value of the options granted was immaterial. The options were still outstanding as of September 30, 2003.

The Company had amounts payable to this related party for unpaid rent of $288,667 and $302,128 as of September 30, 2004 and 2003, respectively.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director

Six directors are to be elected at the Meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and have qualified, or until their earlier resignation or removal. If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the Proxies may be voted for such other candidate or candidates as may be nominated by the Board.

The following table sets forth the positions and offices presently held with the Company by each nominee, his age as of June 17, 2005 and the year in which he became a director. Proxies not marked to the contrary will be voted in favor of each such nominee's election. The Board recommends a vote FOR all nominees.

Name		Offices and Positions Held	Year Became Director
Kenneth Plotkin	53	Chairman of the Board of Directors, Chief Executive Officer, President, Chief Operating Officer, Vice President of Marketing, and Director	1994
Bernard Herman	77	Director	1996
Robert S. Nadel	65	Director	2003
Christopher G. Payan	30	Director	2003
Neal Page	45	Director	2003
Seymour G. Siegel	62	Director	2003

Kenneth Plotkin is a co-founder of the Company and has served as a director since the Company’s inception in 1994. He has been the Company’s Chairman of the Board of Directors and Chief Executive Officer since the Company’s incorporation. He has been the Company’s President and Chief Operating Officer since September 27, 2004 and has also served in such offices from March 14, 2001 until May 1, 2002. Mr. Plotkin served as Secretary of the Company until June 20, 2001 and Vice-President of Marketing since August 2, 1994. He holds a BS and an MS in Electrical Engineering from the State University of New York at Stony Brook.

Bernard Herman has served as a director of the Company since 1996, and from 1979 to 1993, Mr. Herman was Chief Executive Officer of Okidata Corp. of Mount Laurel, New Jersey, a distributor of computer peripheral products. Since then he has served as a consultant with reference to computer products. He is also an Arbitration Neutral for the American Arbitration Association and the National Association of Security Dealers.

Robert S. Nadel has served as director of the Company since May 16, 2003. He is the President of Human Resources Spectrum, Inc., a management consulting firm specializing in executive and employee compensation and benefits and organizational effectiveness. From 1989 to 1991, Dr. Nadel served as Partner in Charge of the Actuarial Benefits and Compensation Practice of Deloitte and Touche, and from 1969 to 1989, he was Managing Partner of the Northeast Region for the Hay Group. Dr. Nadel received a BBA from City College in 1959, an MS in General Psychology from Yeshiva University in 1962 and a Doctorate in Public Administration from NYU in 1968.

Christopher G. Payan has served as a director of the Company since May 16, 2003. Mr. Payan has served as the Chief Executive Officer of Emerging Vision, Inc. ("EVI") since June 2004 and a director of EVI since March 2004. From October 2001 until June 2004, Mr. Payan served as the Senior Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of EVI. From April 2002 until June of 2004, Mr. Payan served as Co-Chief Operating Officer of EVI. Mr. Payan also serves on the Board of Newtek Business Services, Inc. From March 1995 through July 2001, Mr. Payan worked for Arthur Andersen LLP ("Andersen"), where he provided various audit, accounting, consulting and advisory services to various small and mid-sized private and public companies in various industries. Mr. Payan is a certified public accountant and holds a Bachelors of Science degree, graduating Cum Laude, with Honors, from C.W. Post - Long Island University.

Neal Page has served as director of the Company since May 16, 2003. He is the founder and Chief Executive Officer of Inlet Technologies, Inc., an early stage company, developing products for the high definition video market. After founding Osprey Technologies in 1994, he served as corporate Vice President and General Manager of the Osprey Video Division of ViewCast Corporation from 1995 to March 2003. From 1994 to 1998, Mr. Page held both management and engineering positions with Sun Microsystems, Inc. From 1983 to 1988, Mr. Page developed advanced multimedia products at General Electric and Data General. He holds Bachelor of Science and Master of Science degrees in Electrical and Computer Engineering from North Carolina State University, and has completed executive business programs at University of North Carolina's Kenan-Flagler Business School.

Seymour G. Siegel has served as director of the Company since May 16, 2003. He is a Certified Public Accountant and a principal in the Siegel Rich Division of Rothstein, Kass & Company, P.C., an accounting and consulting firm. From 1974 to 1990 he was managing partner and founder of Siegel Rich and Co, P.C., CPAs which merged into M.R.Weiser & Co., LLC, where he was a senior partner. He formed Siegel Rich Inc. in 1994 which in April, 2000 became a division of Rothstein, Kass & Company, P.C. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations. He has served as a director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership and Noise Cancellation Technologies, all public companies. Since July 2004, he has served as a director of EVI.

Board Committees

The Audit Committee of the Board of Directors is responsible for (i) recommending independent accountants to the Board, (ii) reviewing our financial statements with management and the independent accountants, (iii) making an appraisal of our audit effort and the effectiveness of our financial policies and practices and (iv) consulting with management and our independent accountants with regard to the adequacy of internal accounting controls. The members of the Audit Committee currently are Messrs. Herman, Payan and Siegel. The Company's Board of Directors has determined that it has an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K as promulgated by the SEC. The Company's audit committee financial expert is Seymour G. Siegel. The directors who serve on the Audit Committee are "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. Our Board of Directors has adopted a written charter for the Audit Committee which is attached as Appendix A to the Company’s Proxy Statement with respect to the Annual Meeting of Stockholders held on September 27, 2004. The Charter is not currently available on the Company's website.

The Compensation Committee of the Board of Directors is responsible for (i) determining the general compensation policies of the Company, (ii) establishing compensation plans, (iii) determining senior management compensation and (iv) administering the Company's stock option plans. The members of the Compensation Committee currently are Dr. Nadel, Mr. Page and Mr. Herman. Our Board of Directors has adopted a written charter for the Compensation Committee which is attached as Appendix B to the Company’s Proxy Statement with respect to the Annual Meeting of Stockholders held on September 27, 2004. The charter is not currently available on the Company's website. The directors who serve on the Compensation Committee are "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers.

The purpose of the Nominating Committee of the Board of Directors is to assist the Board of Directors in identifying and recruiting qualified individuals to become Board members and select director nominees to be presented for Board and/or stockholder approval. The members of the Nominating Committee currently are Messrs. Herman, Page, Payan, Siegel and Dr. Nadel. The directors who serve on the Nominating Committee are "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. The Nominating Committee has a written charter, a copy of which is attached as Appendix C to the Company’s Proxy Statement with respect to the Annual Meeting of Stockholders held on September 27, 2004. The charter is not currently available on the Company's website. The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations for director are submitted in writing to our Secretary at c/o Hauppauge Digital, Inc., 91 Cabot Court, Hauppauge, New York 11788 provided that such recommendation has been made in accordance with the Company's Amended and Restated By-Laws.

At this time, no additional specific procedures to propose a candidate for consideration by the Nominating Committee, nor any minimum criteria for consideration of a proposed nomination to the Board, have been adopted.

Meetings

The Board held twelve (12) meetings during the fiscal year ended September 30, 2004. The Board also acted on one (1) occasion during the fiscal year ended September 30, 2004 by unanimous written consent in lieu of a meeting. The Audit Committee met nine (9) times during the fiscal year ended September 30, 2004. The Compensation Committee met five (5) times during the fiscal year ended September 30, 2004. The Nominating Committee met one (1) time during the fiscal year ended September 30, 2004. Mr. Herman attended fewer than 75 percent of the aggregate of (i) the total number of meetings held by the Board during the fiscal year ended September 30, 2004 and (ii) the total number of meetings held by all of the committees of the Board on which he served during the fiscal year ended September 30, 2004.

Family Relationships

There is no family relationship among any of the Company's executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified or until his/her earlier resignation, removal or death. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of stockholders or until his or her successor is elected or appointed and qualified.

Director Independence

The Board of Directors, based upon the listing standards of the National Association of Securities Dealers and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company's current "independent" directors are: Bernard Herman, Steven J. Kuperschmid, Robert S. Nadel, Christopher G. Payan, Neal Page and Seymour G. Siegel. Accordingly, a majority of the members of the Company's Board of Directors have been determined to meet the such standards for independence. The Company's independent directors intend to hold annually at least two formal meetings independent from management. The independent directors will choose a director to preside at non-management sessions of the Board of Directors.

Directors' Attendance at Annual Meetings of Stockholders

It is the policy of the Company's Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Directors who were then directors attended the Company's 2004 Annual Meeting of Stockholders.

Communication With the Board of Directors

Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors may do so by directing a written request addressed to such directors or director in care of the Chairman of the Audit Committee, Hauppauge Digital, Inc., 91 Cabot Court, Hauppauge, New York 11788. Communication(s) directed to members of the Board of Directors who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

Audit Committee Report

In overseeing the preparation of the Company's financial statements as of September 30, 2004 and 2003 and for the years ended September 30, 2004, 2003 and 2002, the Audit Committee met with both management and BDO Seidman, LLP, the Company's independent auditors, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be disclosed pursuant to Statement of Auditing Standards (SAS) No. 61 (Communication With Audit Committees).

The Audit Committee also discussed with BDO Seidman, LLP matters relating to its independence, the written disclosures and the letter to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the SEC.

Members of the Audit Committee

Bernard Herman
Christopher G. Payan
Seymour G. Siegel

The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the SEC, except as otherwise explicitly specified by the Company in any such filing.

Report on Executive Compensation

The Company's executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. The Company's compensation program currently consists of a number of components, including a cash salary, a cash incentive bonus and stock option grants.

The Compensation Committee reviews salary, bonus and option award information for competitive companies of comparable size in similar industries, as well as that of companies not in its industry which do business in locations where the Company has operations. Based in part on this information, the Compensation Committee generally sets salaries at levels comparable to such companies. Bonuses are generally linked to Company performance during the year and thus align the interest of executive officers with those of the stockholders. The Compensation Committee also assesses each executive officer's individual performance and contribution in determining bonus levels. The Compensation Committee uses the Company's stock option program to motivate its executive officers and to improve long-term market performance of the Company's Common Shares.

For the fiscal year ended September 30, 2004, the Compensation Committee reviewed compensation information for competitive companies, as well as that of companies not in its industry which do business in locations where the Company has its executive offices, Mr. Plotkin's extensive experience in various aspects of the computer peripheral industry and his past performance and service with the Company and determined that amounts payable to Mr. Plotkin for the fiscal year ended September 30, 2004 under the terms of the 1998 Employment Agreement and options granted to Mr. Plotkin adequately compensated Mr. Plotkin for the services rendered to the Company in fiscal 2004.

Since the Compensation Committee believes that the granting of options to purchase Common Shares provides its executive employees with the long-term incentive to work for the betterment of the Company, stock options are generally granted annually to executives and periodically to other selected employees whose contributions and skills are critical to the long-term success of the Company. Options are granted with an exercise price equal to the market price of the Company's Common Shares on the date of the grant, generally vest over a period of at least three years and generally expire after ten years.

Members of the Compensation Committee

Robert S. Nadel
Neal Page
Bernard Herman

Company Stock Performance

The following graph shows a five year comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for the Company, the NASDAQ Market Index and the MG Group (Computer Peripheral) Index (the "MG Group Index"). The graph assumes $100 was invested in each of the Company's Common Shares, the NASDAQ Market Index and the CoreData Group Index on October 1, 1999 and that all dividends were reinvested. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock performance.

Source: CoreData Financial Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the SEC by Section 16 "reporting persons", including directors, certain officers, holders of more than 10% of the outstanding Common Shares and certain trusts of which reporting persons are trustees. The Company is required to disclose in this Proxy Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended September 30, 2004.

To the Company's knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to it and representations that no other reports were required, during the fiscal year ended September 30, 2004, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

BDO Seidman, LLP was named as the Company's independent registered public accountants effective August 10, 1995 and was selected as our independent registered public accountants with respect to the fiscal year ended September 30, 2004. The Company has not yet selected its auditors for the current fiscal year. Our Audit committee will review BDO's proposal with respect to the audit prior to making a determination regarding the engagement.

Representatives of BDO Seidman, LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.

The following is a summary of the fees billed to us by BDO Seidman, LLP for professional services rendered for the fiscal years ended September 30, 2004 and September 30, 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit Fees(1)	$116,500	$116,500
Audit-Related Fees	-	-
Tax Fees (2)	16,000	20,000
All Other Fees	-	-
Total Fees	$132,500	$136,500

(1)
Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended September 30, 2004 and September 30, 2003, respectively.

(2)
Tax fees consist of aggregate fees billed for tax compliance and tax preparation for our federal and state tax filings. These fees are related to the preparation of our 2003 and 2004 federal and state tax returns.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company's next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Secretary of the Company at the principal executive offices of the Company by March 1, 2006, for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting. The Company, however, intends to hold next year's annual meeting earlier in the year. Accordingly, the Company suggests that stockholder proposals intended to be presented at next year's annual meeting be submitted well in advance of December 1, 2005, the earliest date upon which the Company anticipates the Proxy Statement and form or Proxy relating to such meeting will be released to stockholders.

The following requirements with respect to stockholder proposals and stockholder nominees to the Board of Directors are included in the Company's Amended and Restated By-Laws.

1.  Stockholder Proposals. For a proposal to be properly brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice thereof to the Secretary of the Company. To be timely, such proposals must be received by the Secretary of the Company at the principal executive offices of the Company on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the Proxy Statement for the prior year's annual meeting of stockholders. If during the prior year the Company did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the Company mails the Proxy Statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business. No business proposed by a stockholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's Proxy Statement.

2.  Stockholder Nominees. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made. The stockholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a Proxy Statement; and (c) the name, address and shares held by the stockholder.

Any notice given pursuant to the foregoing requirements must be sent to the Secretary of the Company at 91 Cabot Court, Hauppauge, New York 11788. The foregoing is only a summary of the provisions of the Amended and Restated By-Laws of the Company that relate to stockholder proposals and stockholder nominations for director. A complete copy of the Amended and Restated By-Laws is available at the offices of the Company.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Meeting, the Company has no knowledge of any matters to be presented at the Meeting other than that listed as Proposal 1 in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

ANNUAL REPORT

This Proxy Statement is accompanied by a copy of the Company's Annual Report for the fiscal year ended September 30, 2004.

By Order of the Hauppauge Digital, Inc.
Board of Directors

Kenneth Plotkin
Chairman of the Board,
Chief Executive Officer,
President and Chief Operating Officer

Hauppauge, New York
June 29, 2005

HAUPPAUGE DIGITAL INC.
91 Cabot Court
Hauppauge, New York 11788

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Kenneth Plotkin as Proxy, with the power to appoint his substitute, and hereby authorizes him, to represent and vote, as designated below, all the shares of Common Stock of Hauppauge Digital, Inc. (the "Company") held of record by the undersigned on June 17, 2005 at the Annual Meeting of Stockholders to be held on July 25, 2005, or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2 and in favor of any proposal to adjourn the meeting in order to allow the Company additional time to obtain sufficient Proxies with regard thereto.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR"
PROPOSALS 1 AND 2

[X]	Please mark your votes as in this example.

1.	Election of Directors.

[ ]	FOR all nominees listed below (except as marked to the contrary as instructed below).

[ ]	WITHOLD AUTHORITY to vote for all nominees listed below. (INSTRUCTION: To withhold authority to vote for any individual nominee, strike, such nominee's name from the list below.)

•  BERNARD HERMAN
•  KENNETH PLOTKIN
•  ROBERT S. NADEL
•  CHRISTOPHER G. PAYAN
•  NEAL PAGE
•  SEYMOUR G. SIEGEL

(continued and to be signed on reverse side)

[Reverse Side]

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Please date, sign and mail your proxy card back as soon as possible!
Annual Meeting of Stockholders
Hauppauge Digital Inc.
July 25, 2005

Signature:______________________

Signature, if held jointly:_______________________

Dated: ______________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in full partnership or limited liability company name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE